Exhibit 99.2

Fourth Quarter 2003 Earnings Presentation Samuel C. Scott Chairman, President and Chief Executive Officer James W. Ripley Vice President, Chief Financial Officer Richard M. Vandervoort Vice President, Strategic Business Development and Investor Relations January 29, 2004

Corn Products International, Inc. Forward-looking Statement This presentation contains or may contain forward-looking statements concerning the Company's financial position, business and future earnings and prospects, in addition to other statements using words such as "anticipate," "believe," "plan," "estimate," "expect," "intend" and other similar expressions. These statements contain certain inherent risks and uncertainties. Although we believe our expectations reflected in these forward-looking statements are based on reasonable assumptions, stockholders are cautioned that no assurance can be given that our expectations will prove correct. Actual results and developments may differ materially from the expectations conveyed in these statements, based on various factors, including fluctuations in worldwide commodities markets and the associated risks of hedging against such fluctuations; fluctuations in aggregate industry supply and market demand; general political, economic, business, market and weather conditions in the various geographic regions and countries in which we manufacture and sell our products, including fluctuations in the value of local currencies, energy costs and availability and changes in regulatory controls regarding quotas, tariffs, taxes and biotechnology issues; increased competitive and/or customer pressure in the corn-refining industry; the outbreak or continuation of hostilities; stock market fluctuation and volatility; and the resolution of the current uncertainties relating to the Mexican HFCS tax. Our forward-looking statements speak only as of the date on which they are made and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of the statement. If we do update or correct one or more of these statements, investors and others should not conclude that we will make additional updates or corrections. For a further description of risk factors, see the Company's most recently filed Annual Report on Form 10-K and subsequent reports on Forms 10-Q or 8-K.

Agenda Introduction - Forward-looking Statement Financials Business Review Currency Update Q4 in Aggregate 2003 in Aggregate North America South America Asia/Africa 2004 Outlook

Financial Results For the Quarter and Year Ended December 31, 2003

Summary Income Statement Quarter Ended December 31 ($ millions)

Summary Income Statement Year Ended December 31 ($ millions)

Net Sales by Geographic Segment Year Ended December 31 ($ millions)

Net Sales Variance Analysis Year Ended December 31, 2003 (percents %)

Operating Income by Geographic Segment Year Ended December 31 ($ millions)

Estimated Source of Diluted Earnings Per Share Year Ended December 31 (cents per share)

Cash Flow For the Year Ended December 31 ($ millions)

Key Ratios Year Ended December 31 ($ millions)

Business Review For the Quarter and Year Ended December 31, 2003

Currency Update* *Source: Bloomberg; mid-range rates - dates and averages

Q4 2003 - In Aggregate Pro forma EPS up >67 percent Sales, operating and net income Outstanding recovery in South America Excellent progress in United States and Mexico Cash generation Net debt down $68 million from $548 million in Q3 2003 Working capital progress continued Increased dividend by 20 percent GAAP EPS up 46 percent Fourth quarter - all-time record

2003 - In Aggregate Pro forma EPS up 30%* $2.1B sales up 12%* Volume up despite Mexico tax on HFCS use* Cash generation Operating cash flow up 15% > $6.50/share* Free cash flow up 20% > $4.20/share* EBITDA up 7% $7.60/share Excellent progress toward goal To return and exceed our cost of capital GAAP EPS up 19 percent* *All-time record

North America - 2003 Mexico Unlike 2002, HFCS-sweetened soft drinks taxed full year Balance of business performed well Operating income increased Bilateral trade discussions continue - no news yet United States Solid performance in slow HFCS 55 market Op. income ramping toward acceptable returns Improvement from both pricing and cost reduction ....Though with the need for more Operating income up 21 percent

South America Macro environment Argentina, Brazil currencies firmed through 2003 Economies healing Our business - excellent recovery and growth Sales up 23 percent Volume up 7 percent Price/product mix double-digits Andean region Good volume growth Difficult economic/political environment continues Operating income: up 42 percent

Asia/Africa Sales up 11 percent Volume up 7 percent Thai plant - Q4 "flex point" - operating income turn Korea Slow economy Strong year, slightly under 2002 Pakistan Macro environment - positive Strongest yearly operating income in history - again Construction for new plant Operating income up ~$800,000

Outlook Global Corn, energy costs higher By-product credits higher North America Earnings improvement expected to continue United States Improvement pace projected to lessen Product pricing still underway Mexico Bilateral trade negotiations continue Resolution not assumed in outlook 2004 EPS: expect another record year - too soon to quantify

Outlook (cont'd.) South America Project another good year, but... Don't expect 42 percent operating income gains Q1 and Q2 against easier 2003 comps Asia/Africa Expecting better operating income growth in 2004 Thai business anticipated to deliver earnings growth Pakistan Base business to continue strong New plant to start up later in year 2004 EPS: expect another record year - too soon to quantify

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